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                                                                  Exhibit 10.26


                      FIRST UNION NATIONAL BANK OF FLORIDA
                          200 South Biscayne Boulevard
                              Miami, Florida 33131

                                 March 26, 1997

Pollo Operations, Inc.
Pollo Tropical, Inc.
Pollo Franchise, Inc.
7300 North Kendall Drive
Miami, Florida  33156
Attn.:  William Carl Drew, Chief
        Financial Officer

     Re: Revolving Credit and Term Loan Agreement dated as of July 13, 1995 (the "Loan Agreement")

Dear Mr. Drew:

         Reference is made to the above-referenced Loan Agreement dated as of July 13, 1995, among Pollo Operations, Inc., Pollo Tropical, Inc., Pollo Franchise, Inc. and First Union National Bank of Florida (the "Loan Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in Section 1.1 of the Loan Agreement.

         You have requested the Bank to agree to certain waivers and modifications of the Loan Agreement is connection with the Borrower's 1996 audited financial statements to be included in its Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

         This letter agreement confirms our agreement and understanding, as follows:

                  1. DEFINITION OF TANGIBLE NET WORTH. The definition of "Tangible Net Worth" in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

                           "Tangible Net Worth" shall mean the net worth of
                  Borrower, Guarantor and the Subsidiaries determined on a consolidated basis in accordance with GAAP minus (i) any write-up of assets subsequent to the date hereof; (ii) deferred assets other than prepaid insurance and prepaid taxes (including deferred income taxes, only if classified as a current asset under GAAP); (iii) patents, copyrights, trademarks, trade names, noncompete agreements, franchises and other intangibles; (iv) goodwill or other amounts representing the excess of the purchase price of assets or stock over the value assigned thereto on the books of such Person; (v) unamortized debt discount and expense; (vi) any accounts, notes or other amounts due from Affiliates; (vii) capitalization of leasehold acquisition costs, and (viii) any other amounts categorized as intangibles under GAAP.


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Pollo Operations, Inc. et al
March 26, 1997
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                  2.     TANGIBLE NET WORTH COVENANT. The "Tangible Net Worth"
covenant in paragraph I(c) of Exhibit 5.22 (Other Covenants) of the Loan Agreement is hereby amended in its entirety to read as follows:


                           (c) Tangible Net Worth. After December 30, 1996, maintain a consolidated Tangible Net Worth of not less than $21,500,000. Further, such Tangible Net Worth as of the close of each fiscal quarter thereafter shall not be less than the Tangible Net Worth as of the close of the preceding fiscal quarter plus seventy-five percent (75%) of the Net Income (but not including any net loss) for the then ending fiscal quarter.

                  3. PERMITTED LOSSES COVENANT. Compliance with the "Permitted Losses" covenant in paragraph 1(e) of Exhibit 5.22 (Other Covenants) of the Loan Agreement is hereby waived as of December 29, 1996. Notwithstanding the foregoing, such waiver is effective in this one instance only and is not a waiver with respect to any date or period subsequent to December 29, 1996.

                  4. FEE. In consideration of the Lender entering into this letter, Borrower is paying a fee to the Lender of $10,000.

                  5. REAFFIRMATION OF GUARANTEES. Each of the undersigned Guarantors hereby reaffirms its obligations under the Guaranty Agreement executed by such Guarantor, consents to any and all modifications of the Loan Agreement occasioned by this letter agreement and agrees that its obligations under such Guaranty Agreement shall remain in full force and effect after the date hereof and shall be unaffected by the transactions contemplated by this letter agreement.

                  6. NO OTHER MODIFICATIONS. Except as modified herein, the Loan Agreement and the other Loan Documents referred to therein shall remain in full force and effect after the date hereof unless and until modified or amended in accordance with the terms thereof.

                  If the foregoing correctly states our agreement and understanding, kindly so indicate by signing and returning the enclosed copy of this letter agreement in the spaces provided for the signatures of your duly authorized officers.

                                            Very truly yours,
                                            FIRST UNION NATIONAL BANK OF FLORIDA


                                             By: /s/ Mary A. Morgan
                                                 ------------------------------
                                                 Mary A. Morgan, Vice President
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Pollo Operations, Inc. et al
March 26, 1997
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                                       POLLO OPERATIONS, INC.


                                       By: /s/ Larry J. Harris
                                           ------------------------------------
                                           Name: Larry J. Harris
                                           Title: Chairman Of The Board


                                       POLLO TROPICAL, INC.


                                       By: /s/ Larry J. Harris
                                           ------------------------------------
                                           Name: Larry J. Harris
                                           Title: Chairman Of The Board


                                       POLLO FRANCHISE, INC.


                                       By: /s/ Larry J. Harris
                                           ------------------------------------
                                           Name: Larry J. Harris
                                           Title: Chairman Of The Board